SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                      SHARES PURCHASED      AVERAGE
                        DATE             SOLD(-)            PRICE(2)
 COMMON STOCK-PENTON MEDIA, INC.
          MARIO J. GABELLI
                       2/01/07           24,734-             .8058
	    MJG ASSOCIATES, INC.
          	  GABELLI INTERNATIONAL LTD
                       2/01/07          130,000-             .8058
          GAMCO ASSET MANAGEMENT INC.
                       2/01/07        1,643,355-             .8058
                       1/17/07            6,000-             .7800
                       1/17/07           10,000              .7850
                       1/04/07           21,500-             .7740
                       1/03/07            3,300              .7630
                      12/26/06            2,000-             .7600
                      12/06/06           14,400-             .7350
	    GABELLI SECURITIES, INC.
          	  GABELLI ASSOCIATES LTD
                       2/01/07          185,114-             .8058
                       1/22/07           15,000              .7800
                       1/16/07           20,000              .7848
                       1/03/07            6,000              .7630
                      12/21/06            4,000              .7600
                      12/15/06            9,000              .7611
          	  GABELLI ASSOCIATES FUND II
                       2/01/07           17,500-             .8058
                       1/23/07            5,000              .7800
          	  GABELLI ASSOCIATES FUND
                       2/01/07          230,250-             .8058
                       1/31/07           40,000              .7900
                       1/30/07            1,050              .7950
                       1/19/07            9,500              .7800
                       1/16/07           20,000              .7848
                       1/03/07            3,200              .7630
                      12/21/06            5,000              .7600
                      12/15/06           10,000              .7611
          GABELLI FUNDS, LLC.
              GABELLI GLOBAL MULTIMEDIA TRUST
                       2/01/07          100,000-             .8058
              GABELLI EQUITY TRUST
                       2/01/07          200,000-             .8058
              GABELLI CAPITAL ASSET FUND
                       2/01/07          130,000-             .8058

(1) THE DISPOSITIONS ON 02/01/07 WERE IN CONNECTION WITH THE ACQUISITION OF THE ISSUER AS DESCRIBED IN ITEM 5 OF THIS AMENDMENT TO SCHEDULE 13D. UNDER THE TERMS OF THE AQUISITION, THE ISSUER'S SHAREHOLDERS RECEIVED $0.8058 IN CASH
FOR EACH SHARE OF ISSUER'S COMMON STOCK. UNLESS OTHERWISE INDICATED, ALL OTHER TRANSACTIONS WERE EFFECTED ON THE OVER-THE-COUNTER MARKET.

(2) PRICE EXCLUDES COMMISSION.